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                                                                    Exhibit 11.1

                       SERVICE CORPORATION INTERNATIONAL
                       COMPUTATION OF EARNINGS PER SHARE



                                                                                   Three Months Ended March 31,
                                                                                     1995                 1994
- --------------------------------------------------------------------------------------------------------------------
                                                                               (Thousands, except per share amounts)
PRIMARY:
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  47,380          $   37,445
Average number of common shares
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           95,750              85,359
Common stock equivalents applicable to options
     outstanding resulting from application of the
     "treasury stock method" using average stock price  . . . . . . . . . .              722                 426
                                                                                   ---------          ----------
Average common and common equivalent shares
     used in earnings per share . . . . . . . . . . . . . . . . . . . . . .           96,472              85,785
                                                                                   =========          ==========
Primary Earnings Per Common Share:
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $     .49          $      .44
                                                                                   =========          ==========
FULLY DILUTED:
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  47,380          $   37,445
Add after tax interest expense applicable to
     convertible debentures . . . . . . . . . . . . . . . . . . . . . . . .            3,741               2,001
                                                                                   ---------          ----------
                                                                                   $  51,121          $   39,446
Average number of common shares                                                    =========          ==========
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           95,750              85,359
Common stock equivalents applicable to options
     outstanding resulting from application of the "treasury stock method"
     using end of period stock price (if greater than average stock
     price for period)  . . . . . . . . . . . . . . . . . . . . . . . . . .              722                 426
Assuming conversion of convertible debentures . . . . . . . . . . . . . . .           15,795              10,030
                                                                                   ---------          ----------
Average shares used in fully diluted earnings per share . . . . . . . . . .          112,267              95,815
                                                                                   =========          ==========
Fully Diluted Earnings Per Common Share:
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $     .46          $      .41
                                                                                   =========          ==========
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